Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 12, 2015 in this Registration Statement (Form S-1) and related Prospectus of Par Pharmaceutical Holdings, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

MetroPark, New Jersey

March 12, 2015